Emmaus Life Sciences Announces Initiation of its Diverticulosis Study

Study will evaluate change in number and size of colonic diverticula and assess safety

Torrance CA, July 8, 2019 - Emmaus Life Sciences, Inc. (“Emmaus”), a leader in sickle cell disease treatment, announced today the screening of the first patient for the company’s Pilot/Phase 1 study on the treatment of diverticulosis with pharmaceutical-grade L-glutamine (“PGLG”). The study will utilize the same PGLG oral powder used in Endari® to evaluate change in the number and size of colonic diverticula and assess safety in a total of ten patients at multiple study sites.

“Commencement of this trial is an important step to a potential new treatment specific for diverticulosis, as we are not aware of approved drugs for this condition,” said Yutaka Niihara, MD, MPH, Chairman and CEO of Emmaus. “This is also a key milestone for Emmaus as we continue to broaden our research pipeline.”

Emmaus has issued patents related to compositions including PGLG and methods involving administration of PGLG for the treatment of diverticulosis in the U.S., Japan, Australia, Mexico, China, Indonesia, Korea and Russia.

About Diverticulosis

Diverticulosis, or the presence of colonic diverticula (i.e., pouches in the colon wall), is very common in industrialized nations, with its prevalence increasing with age. An estimated 40% of 60 year-olds and 70% of 80 year-olds in the U.S. have diverticulosis. Of these patients, 10% to 25% can be expected to develop diverticulitis, the advancement of peridiverticular inflammation and infection, resulting in abdominal pain, nausea, vomiting, constipation, diarrhea, fever, and leukocytosis (i.e., abnormally high white blood cell count).

About Endari® (L-glutamine oral powder)

Indication

Endari is indicated to reduce the acute complications of sickle cell disease in adult and pediatric patients five years of age and older.

Important Safety Information

The most common adverse reactions (incidence >10 percent) in clinical studies were constipation, nausea, headache, abdominal pain, cough, pain in extremities, back pain, and chest pain.

Adverse reactions leading to treatment discontinuation included one case each of hypersplenism, abdominal pain, dyspepsia, burning sensation, and hot flash.

The safety and efficacy of Endari® in pediatric patients with sickle cell disease younger than five years of age has not been established.

For more information, please see full Prescribing Information of Endari at: www.ENDARIrx.com/PI

About Sickle Cell Disease

Sickle cell disease is an inherited blood disorder characterized by the production of an altered form of hemoglobin which polymerizes and becomes fibrous, causing red blood cells to become rigid and change form so that they appear sickle shaped instead of soft and rounded. Patients with sickle cell disease suffer from debilitating episodes of sickle cell crises, which occur when the rigid, adhesive and inflexible red blood cells occlude blood vessels. Sickle cell crises cause excruciating pain as a result of insufficient oxygen being delivered to tissue, referred to as tissue ischemia, and inflammation. These events may lead to organ damage, stroke, pulmonary complications, skin ulceration, infection and a variety of other adverse outcomes. Sickle cell disease is a significant unmet medical need, affecting approximately one hundred thousand patients in the U.S. and millions worldwide, the majority of which are of African descent. An estimated 1-in-365 African-American children are born with sickle cell disease.

About Emmaus Life Sciences

Emmaus Life Sciences, Inc. is a commercial-stage biopharmaceutical company engaged in the discovery, development, marketing and sale of innovative treatments and therapies, including those in the rare and orphan disease categories. Its lead prescription product, Endari®, demonstrated positive clinical results in a completed Phase 3 clinical trial for sickle cell disease and received FDA approval in July 2017. Emmaus began marketing and selling Endari® in the U.S. in January 2018. For more information, please visit www.emmauslifesciences.com.

Proposed Business Combination Transaction

This release is deemed to be made in respect of the proposed business combination involving Emmaus Life Sciences, Inc. and MYnd Analytics, Inc. (“MYnd”). In connection with the proposed transaction, Emmaus and MYnd have filed documents with the U.S. Securities and Exchange Commission (SEC), including the filing by Emmaus of the definitive joint proxy statement/prospectus on Schedule 14A, regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF EMMAUS AND MYND ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents at the SEC’s web site at www.sec.gov/edgar/searchedgar/companysearch.html or by contacting Emmaus Investor Relations or MYnd Investor Relations.

Emmaus, MYnd and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction is included in the joint proxy statement/prospectus described above.

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-looking Statements

Certain statements in this release, including statements relating to the proposed business combination transaction, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based upon Emmaus’ expectations and beliefs regarding future events. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. In addition to factors previously disclosed in Emmaus’ reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from the forward-looking statements: the inherent risks associated with human drug development, including the possibility that the study will be unsuccessful; the ability of Emmaus and MYnd to obtain the requisite approval of the proposed business combination transaction by their respective stockholders and meet other closing conditions to the transaction; delay in closing the transaction; the ability of MYnd to effect the proposed spin-off of its legacy business and assets; and possible adverse tax consequence of the proposed transaction. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking. The statements made in this release speak only as of the date stated herein, and subsequent events and developments may cause Emmaus’ expectations and beliefs to change. While Emmaus may elect to update these forward-looking statements, Emmaus specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing Emmaus’ views as of any date after the date stated herein.

Company Contact:

Joseph (Jay) C. Sherwood III

Chief Financial Officer

(310) 214-0065 ext. 3005

jsherwood@emmauslifesciences.com

Media Contacts:

David Schull or Caroline Cunningham

Russo Partners

(858) 717-2310

david.schull@russopartnersllc.com

caroline.cunningham@russopartnersllc.com

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